SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                    IPALCO Enterprises, Inc.
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        (Name of Registrant As Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]  Fee paid previously with preliminary materials.

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                           PRELIMINARY COPIES

                    IPALCO ENTERPRISES, INC.
                       One Monument Circle
                         P. O. Box 1595
                Indianapolis, Indiana 46206-1595

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 16, 1997

TO THE SHAREHOLDERS OF
IPALCO ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IPALCO Enterprises, Inc. will be held at the office of the corporation, One Monument Circle, Indianapolis, Indiana on Wednesday, April 16, 1997, at 11 o'clock A.M. (Eastern Standard Time), for the following purposes:

     1. To elect five directors in Class II to hold office for terms of three years each and until their successors are duly elected and qualified;

     2. To approve an amendment to Section 5.01 of Article 5 of the Amended Articles of Incorporation to increase the authorized number of shares of IPALCO's common stock from 145 million to 290 million; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors fixed the close of business on Wednesday, February 26, 1997 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

     By order of the Board of Directors.

                                         IPALCO ENTERPRISES, INC.
                                         By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 10, 1997

                        TABLE OF CONTENTS

ANNUAL MEETING INFORMATION. . . . . . . . . . . . . . . . . . .       1
   Date, Time and Place of Annual Meeting . . . . . . . . . . .       1
   Solicitation of Proxies. . . . . . . . . . . . . . . . . . .       1
   Other Business . . . . . . . . . . . . . . . . . . . . . . .       2
   Shareholder Proposals for 1998 Annual Meeting. . . . . . . .       2

RELATIONSHIP WITH AUDITOR . . . . . . . . . . . . . . . . . . .       2

VOTING SECURITIES AND BENEFICIAL OWNERS . . . . . . . . . . . .       2
   Beneficial Owners of 5% or More of Common Stock. . . . . . .       3
   Beneficial Ownership of Common Stock By Directors, Nominees
     and Executive Officers . . . . . . . . . . . . . . . . . .       3

PROPOSAL 1 - ELECTION OF FIVE DIRECTORS . . . . . . . . . . . .       5
   Nominees For Directors To Be Elected At the 1997 Annual
     Meeting. . . . . . . . . . . . . . . . . . . . . . . . . .       5
   CLASS II . . . . . . . . . . . . . . . . . . . . . . . . . .       5
   Current Directors Whose Terms Expire in 1998 (Class III) and
   in 1999 (Class I). . . . . . . . . . . . . . . . . . . . . .       6
          CLASS III . . . . . . . . . . . . . . . . . . . . . .       6
          CLASS I . . . . . . . . . . . . . . . . . . . . . . .       7

INFORMATION REGARDING THE BOARD OF DIRECTORS. . . . . . . . . .       8
   Procedure To Propose Nominees For Director . . . . . . . . .       8
   Number Of Board Meetings and Attendance. . . . . . . . . . .       9
   Committees of the Board. . . . . . . . . . . . . . . . . . .       9
   Section 16(a) Beneficial Ownership Reporting Compliance. . .      10
   Compensation Committee Interlocks and Insider Participation.      10
   Compensation of Directors. . . . . . . . . . . . . . . . . .      10
   Certain Business Relationships . . . . . . . . . . . . . . .      11

PROPOSAL 2 - APPROVAL OF AMENDMENT TO AMENDED ARTICLES OF
   INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF
   SHARES OF IPALCO'S COMMON STOCK. . . . . . . . . . . . . . .      12
   The Proposed Amendment . . . . . . . . . . . . . . . . . . .      12
   Purpose and Effect of Proposed Amendment . . . . . . . . . .      12

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
   COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . .      13
   Compensation Policies Relating Generally to Executive
     Officers . . . . . . . . . . . . . . . . . . . . . . . . .      13
          Base Salary . . . . . . . . . . . . . . . . . . . . .      14
          Annual Incentive Plan . . . . . . . . . . . . . . . .      14
          Long-Term Performance and Restricted Stock Incentive
            Plan. . . . . . . . . . . . . . . . . . . . . . . .      15
   Basis for Chief Executive Officer's Compensation . . . . . .      16
   Deductibility of Executive Compensation. . . . . . . . . . .      16

COMPENSATION OF EXECUTIVE OFFICERS. . . . . . . . . . . . . . .      17
   Nature and Types of Compensation . . . . . . . . . . . . . .      17
   Subsidiary Incentive Plan. . . . . . . . . . . . . . . . . .      17
   Summary Compensation - Table I . . . . . . . . . . . . . . .      18
   Option Exercises - Table II. . . . . . . . . . . . . . . . .      19
   Performance Graph - Table III. . . . . . . . . . . . . . . .      20
   Performance Graph. . . . . . . . . . . . . . . . . . . . . .      21
   Pension Plans. . . . . . . . . . . . . . . . . . . . . . . .      21
          Pension Plan Table - Table IV . . . . . . . . . . . .      21
   Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements . . . . . . . . . . . . . .      22

                      PRELIMINARY COPIES

                    IPALCO ENTERPRISES, INC.
              One Monument Circle    P. O. Box 1595
                Indianapolis, Indiana 46206-1595


                         PROXY STATEMENT
               For Annual Meeting of Shareholders
                    To Be Held April 16, 1997
               (Mailed on or about March 10, 1997)

                   ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

   The information set forth in this Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of IPALCO Enterprises, Inc. (``IPALCO'') for use at its Annual Meeting of Shareholders to be held April 16, 1997, at 11:00 o'clock A.M. (EST) at the principal office of IPALCO, One Monument Circle, Indianapolis, Indiana 46204, pursuant to the foregoing Notice of Annual Meeting, and at any adjournment of such meeting.

Solicitation of Proxies

   The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares represented for any purpose are deemed present for quorum purposes. If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxies will vote the shares represented by the proxy in accordance with the instructions marked. Proxies returned unmarked will be voted in favor of the proposed nominees for director and in favor of the proposed amendment to IPALCO's Amended Articles of Incorporation. If other matters are properly brought before the meeting, or any adjournment thereof, the enclosed proxy gives discretionary authority to the persons named therein to vote in accordance with their best judgment on such matter. A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before the authority granted therein is exercised.

   Under Indiana law, the election of directors will be determined by plurality vote at a meeting where a quorum is present. As a result, the five nominees who receive the greatest number of votes cast for election as directors will be elected as directors of IPALCO. Broker non-votes and withheld votes will not affect the outcome of the election of directors.

   Action on any matter, other than the election of directors, will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions from voting or broker non-votes will have no effect since such actions do not represent votes cast for or against the proposal.

   This solicitation of proxies is being made by IPALCO and the expenses thereof will be borne by IPALCO. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, telegraph or personal contact by officers and other employees of IPALCO and its subsidiaries, who will not be additionally compensated therefor. IPALCO expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy material to beneficial owners.

Other Business

   Management is not aware of any business to be presented at the 1997 Annual Meeting other than the election of five directors and the proposed amendment to the Amended Articles of Incorporation. The minutes of the Annual
Meeting of Shareholders held April 17, 1996, will be presented for approval at the 1997 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes.

Shareholder Proposals for 1998 Annual Meeting

   If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held April 15, 1998, the proposal must be received by the Corporate Secretary for inclusion in IPALCO's proxy statement and form of proxy not later than November 11, 1997.


                    RELATIONSHIP WITH AUDITOR

   Deloitte & Touche LLP, with offices at Market Tower, Suite 3000, 10 West Market Street, Indianapolis, Indiana, has been the auditor of IPALCO since its inception. Upon the recommendation of the Audit Committee, that firm was again appointed by IPALCO's Board of Directors to serve as auditor for IPALCO and its subsidiaries for the current year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders to be held April 16, 1997, and will be given the opportunity to make a statement and to respond to appropriate questions from shareholders.


             VOTING SECURITIES AND BENEFICIAL OWNERS

   On January 15, 1997, IPALCO had outstanding 57,036,540 shares of common stock. Each share of common stock entitles its owner to one (1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Wednesday, February 26, 1997, will be entitled to vote at the meeting or at any adjournment thereof.


Beneficial Owners of 5% or More of Common Stock

   On January 15, 1997, the following beneficial owners held more than 5% of IPALCO's voting securities:


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                        Name and Address of             Amount and Nature               Percent
Title of Class          Beneficial Owner                of Beneficial Ownership         of
Class
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Common Stock            Employees' Thrift Plan          5,539,800 shares<F1>            9.71%
                        of Indianapolis Power
                        & Light Company
                        c/o Merrill Lynch
                        Trust Company of America,
                        Trustee
                        265 Davidson Avenue, 4th Floor
                        Somerset, NJ  08873
_________________________________


   <F1> Trustee, under a continuing agreement, has discretion to vote shares as to which no voting instructions are received.
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Beneficial Ownership of Common Stock By Directors, Nominees and Executive Officers

   On January 15, 1997, the following named directors, nominees and executive officers of
IPALCO and its subsidiaries, individually and as a group, beneficially owned equity securities of IPALCO as follows:

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                        Name of                                 Amount and Nature                        Percent
Title of Class          Beneficial Owner                        of Beneficial Ownership<F1>              of Class<F2>

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Common Stock            Joseph D. Barnette, Jr.                  16,000 shares <F3>
                        Robert A. Borns                          44,409 shares <F3>
                        John R. Brehm                            72,674 shares <F4>
                        Mitchell E. Daniels, Jr.                 18,300 shares <F3>
                        Rexford C. Early                         11,642 shares <F3>
                        Otto N. Frenzel III                      31,200 shares <F3>
                        Max L. Gibson                            11,100 shares
                        Edwin J. Goss                            14,407 shares <F3>
                        Earl B. Herr, Jr.                        13,860 shares
                        John R. Hodowal                         247,510 shares <F4>
                        Ramon L. Humke                          174,533 shares <F4>
                        Sam H. Jones                             18,360 shares <F3>
                        Andre B. Lacy                            37,806 shares <F5>
                        L. Ben Lytle                             12,748 shares
                        Michael S. Maurer                        11,072 shares
                        Andrew J. Paine, Jr.                          0 shares
                        Sallie W. Rowland                        19,244 shares <F3>
                        Thomas H. Sams                           23,001 shares <F3>, <F6>
                        Bryan G. Tabler                          15,199 shares <F3>, <F4>
                        Gerald D. Waltz                         105,056 shares <F4>
                        Other Executive Officers                274,744 shares <F1>, <F4>
                        All 26 directors, nominees,
                        and executive officers, as
                        a group                               1,172,865 shares <F3>, <F4>               2.06%


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<F1>    Except as otherwise noted below, each person named in the table has sole voting and investment power with respect to all shares of common stock listed as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to exercise of outstanding options that are exercisable within 60 days as follows: Mr. Barnette-9,000; Mr. Borns-12,000; Mr. Brehm-52,500; Mr. Daniels-18,000;
        Mr. Early-6,000; Mr. Frenzel-18,000; Mr. Gibson-6,000; Mr. Goss-12,000; Dr. Herr-12,000; Mr. Hodowal-
        180,000; Mr. Humke-105,000; Mr. Jones-18,000; Mr. Lacy-18,000; Mr. Lytle-12,000; Mr. Maurer-9,000;
        Mrs. Rowland-18,000; Mr. Sams-18,000; Mr. Waltz-55,320; other executive officers-201,750; directors and executive officers as a group-780,570.

<F2>    Percentages less than 1% of total common stock outstanding are not indicated.

<F3>    Includes 43,547 shares owned by or with family members sharing their home and shares held in trust or other arrangements with family members.

<F4>    Includes vested and contingent interests in shares of common stock held by the Trustee in the Thrift
        Plan (stated in whole shares) of: Mr. Brehm-13,522; Mr. Hodowal-29,645; Mr. Humke-7,618; Mr. Tabler-
        901; Mr. Waltz-36,160; other executive officers-57,485; and all executive officers as a group-145,331.

<F5>    Includes 12,000 shares owned by LDI, Ltd. and 2,700 shares owned by the Lacy Foundation of which Mr.
        Lacy is a partner and a director, respectively, and 600 shares representing his vested interest in a self-employment retirement plan, totaling 15,300 shares, 11,700 of which he disclaims beneficial ownership.

<F6>    Mr. Sams disclaims beneficial ownership of 1,500 shares of the total shares shown opposite his name.

             PROPOSAL 1 - ELECTION OF FIVE DIRECTORS

   At a meeting held January 28, 1997, the Executive Committee of IPALCO's Board of Directors nominated five directors to stand for election as Class II directors of IPALCO at its Annual Meeting of Shareholders to be held April 16, 1997, for terms of three years each and until their successors are duly elected and qualified.

   Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the five nominees for the Board of Directors named below in Class II. All such nominees, except Andrew J. Paine, Jr., are members of IPALCO's present Board of Directors and all nominees have consented to serve if elected. However, if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

   The nominees for directors in Class II, the current directors in Class III and Class I, as assigned by the Board of Directors, and the names, ages (as of April 16, 1997), business experience and directorships of such nominees and directors are as follows:


Nominees For Directors To Be Elected At The 1997 Annual Meeting:

                            CLASS II

Joseph D. Barnette, Jr., 57, Chairman and Chief Executive Officer of Banc
        One Indiana Corporation (a bank holding company) since January,
        1993 and Chairman and Chief Executive Officer of Bank One, Indianapolis, NA, since October, 1994. Prior to that, Mr. Barnette was President and Chief Executive Officer of Banc One Indiana Corporation (July, 1990 - January, 1993) and President and Chief Executive Officer of Bank One, Indianapolis, NA (January, 1990 - October, 1994). He is a director of IPL, IWC Resources Corporation, Indianapolis Water Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since January, 1993.

Max L. Gibson, 56, President of Majax Corporation (waste consulting firm),
        Terre Haute, Indiana for the past five years. For more than five years prior to his consulting work, Mr. Gibson was President of Victory Services Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPL, First Financial Corporation, Terre Haute First National Bank and First State Bank, Brazil, Indiana. He has been a director of IPALCO since August, 1993.

Ramon L. Humke, 64, Vice Chairman of IPALCO and President and Chief Operating
        Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of
        Ameritech Bell Group (September, 1989 - February, 1990) and President and Chief Executive Officer of Indiana Bell Telephone Company (October, 1983 - September, 1989). He is a director of IPL, NBD Bank, N.A., LDI Management, Inc. and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since February, 1990.

Andrew J. Paine Jr., 59, President and Chief Executive Officer of NBD
        Indiana, Inc. and Executive Vice President of First Chicago NBD Corporation. In his position with NBD Indiana, Inc. he directs the operation of all NBD banks in Indiana. In 1981, Mr. Paine was named Vice Chairman of Indiana National Bank, and was elected Executive Vice President of NBD Bancorp after it acquired INB in 1992. Mr. Paine was named Chief Executive Officer in June, 1994, and Executive Vice President of First Chicago NBD Corporation in
        1995. He is a director of Indianapolis Life Insurance Company and Bankers Life Insurance Company of New York.

Sallie W. Rowland, 64, Chairman and Chief Executive Officer of Rowland
        Design, Inc. (an architectural, interiors and graphic design firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including The Indianapolis Chamber of Commerce. She is a director of IPL, NBD Bank, N.A., Meridian Insurance Group, Inc. and Meridian Mutual Insurance Company. She has been a director of IPALCO since April, 1988.


Current Directors Whose Terms Expire in 1998 (Class III) and in 1999 (Class
I):


                            CLASS III

Otto N. Frenzel III, 66, Chairman, Executive Committee National City Bank of
        Indiana, Indianapolis, Indiana. Mr. Frenzel has held his present position since January, 1996. For more than 3 years prior to that time, Mr. Frenzel was Chairman of the Board of National City Bank, Indiana. Prior to May, 1992, Mr. Frenzel was Chairman of the Board of Merchants National Bank & Trust Company of Indianapolis and Chairman of the Board of Merchants National Corporation. He is a director of IPL, National City Corporation, American United Life Insurance Company, Indiana Energy, Inc., Indiana Gas Company, Inc., Indianapolis Water Company, Baldwin & Lyons, Inc. and IWC Resources Corporation. He has been a director of IPALCO since September, 1983.

Dr. Earl B. Herr, Jr., 69, Retired. For more than five years prior to his retirement in December, 1992, Dr. Herr was Executive Vice President of Eli Lilly and Company (pharmaceuticals manufacturer), Indianapolis, Indiana. He is a director of IPL and Lilly Endowment and has been a director of IPALCO since April, 1986 (excluding the period March 15 to August 23, 1993).

Sam H. Jones, 69, President, Indianapolis Urban League, Inc., Indianapolis,
        Indiana. Mr. Jones has held his present position for more than 5 years and serves on numerous educational, social and cultural boards, including the Advisory Board of Indiana University-Purdue University at Indianapolis, Methodist Health Foundation, Board of One Hundred Black Men of Indianapolis and the Administrative Board of Northwest United Methodist Church. He is a director of IPL and has been a director of IPALCO since September, 1983.

Andre B. Lacy, 57, General Partner and Chief Executive of LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc., the managing general partner of LDI, Ltd., and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPL, Tredegar Industries, Inc., Albemarle Corporation, Patterson Dental Co., Herff Jones and The National Bank of Indianapolis. He has been a director of IPALCO since April, 1985.

L. Ben Lytle, 50, President and Chief Executive Officer, Anthem Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He served as Chairman from March, 1994 to March, 1996, and has held the remaining positions for more than five years. He is a director of IPL, Bank One, Indianapolis, NA, and Anthem Insurance Companies, Inc. and its subsidiaries. He has been a director of IPALCO since April, 1992.

                             CLASS I

Robert A. Borns, 61, Chairman of Borns Management Corporation (real estate owners and managers), Indianapolis, Indiana since 1961, and Chairman of Correctional Management Company L.L.C. since 1996. Mr. Borns serves on numerous boards, including the Board of Trustees of Indianapolis Museum of Art, Indianapolis Symphony Orchestra, Indiana University Foundation and St. Vincent Hospital Advisory Board. He is also a director of IPL, Indianapolis Water Company, IWC Resources Corporation, Standard Management Corporation, and of Heritage Partners Management, Inc. He has been a director of IPALCO since April, 1987 (excluding the period March 15 to August 23, 1993).

Mitchell E. Daniels, Jr., 48, Vice President, Corporate Strategy and Policy,
        Eli Lilly and Company, (pharmaceuticals manufacturer). During the period April 1, 1993 to January 6, 1996, Mr. Daniels was President, North American Pharmaceutical Operations of Eli Lilly and Company. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPL, Acordia, Inc. and NBD Bank, N.A. and has been a director of IPALCO since November, 1989.

Rexford C. Early, 62, President of Carlisle Insurance Agency, Inc.,
        Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a director of IPL and has been a director of IPALCO since August, 1993.

John R. Hodowal, 52, Chairman of the Board and President of IPALCO and
        Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPL, Bank One, Indianapolis, NA and Anthem Insurance Companies, Inc. He has been a director of IPALCO since April, 1984.

Michael S. Maurer, 54, Chairman of the Board of MyStar Communications
        Corporation (radio station operations), a position he has held for more than five years; Chairman of the Board of IBJ Corporation (newspaper publisher), since December, 1990; Chairman of the Board of The National Bank of Indianapolis since December, 1993. Mr. Maurer is Chair, United Way of Central Indiana. He has been a director of IPL and IPALCO since January, 1993.

Thomas H. Sams, 55, President and Chief Executive Officer, Waldemar
        Industries, Inc. (an investment holding company), Indianapolis, Indiana and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPL, Mid-America Capital Resources, Inc., NBD Bank, N.A., and Meridian Insurance Group, Inc. He has been a director of IPALCO since April, 1987.


          INFORMATION REGARDING THE BOARD OF DIRECTORS


Procedure To Propose Nominees For Director

   IPALCO will accept timely notice by shareholders of proposed nominees for directors. Any such notice must be received by the Corporate Secretary of IPALCO not less than 60 days nor more than 90 days prior to the date of each annual meeting. Such shareholder's notice shall set forth (a) as to each proposed nominee for director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and/or series and number of shares that are beneficially owned by such nominee on the date of such shareholder notice and (iv) any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on IPALCO's books, of such shareholder and any shareholders known to be supporting such nominee and (ii) the class and/or series and number of shares beneficially owned by such shareholder and by any shareholders known to be supporting such nominee on the date of such shareholder notice. The Board of Directors may reject any nomination for director not made in accordance with the foregoing provisions.

Number of Board Meetings and Attendance

   During 1996, the Board of Directors of IPALCO held 11 meetings and committees of the Board held a total of 16 meetings. Each director attended more than 75% of the aggregate of Board meetings and assigned committee meetings. All directors, on average, attended over 92% of the Board meetings and assigned committee meetings held in 1996.


Committees of the Board

   The Board of Directors of IPALCO has four standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, and the Committee on Strategies. The Board does not have a nominating committee as such, but the Executive Committee performs the functions of such committee. It reviews, among other things, the qualifications and suitability of candidates to stand for election to IPALCO's Board of Directors and makes specific recommendations with respect thereto. In addition, the Executive Committee considers and recommends the declaration of dividends and acts on matters when the full Board is not in session. The Executive Committee held six meetings in 1996. Currently, Mr. John R. Hodowal is Chairman and Messrs. Robert A. Borns, Otto N. Frenzel III, Earl B. Herr, Jr., Ramon L. Humke, and Sam H. Jones are members.

   The Audit Committee recommends the appointment of the auditor for the ensuing year for IPALCO and its subsidiaries, reviews the scope of the audit, examines the auditor's reports, makes appropriate recommendations to the Board of Directors as a result of such review and examination, and inquires into the effectiveness of the financial and accounting functions and controls. The Audit Committee first approves all non-audit services and gives appropriate consideration to the effect, if any, such services may have on the independence of the auditor, except that management advisory and tax services which do not exceed $50,000 per project or $150,000 in the aggregate per calendar year may be approved by the Chairman of the Board without such Committee's consent. The Audit Committee held three meetings in 1996. Currently, Mrs. Sallie W. Rowland is Chairman and its members are Messrs. Rexford C. Early, Edwin J. Goss, Sam H. Jones, and Andre B. Lacy.

   The Compensation Committee reviews current and proposed compensation levels of all officers of IPALCO and its subsidiaries, obtains advice of independent consultants, and makes specific recommendations as to the compensation each officer should receive on an annual basis. It also reviews and makes recommendations with respect to other forms of compensation for such officers, including supplemental pension benefits, bonuses and restricted stock. (See ``Board Compensation Committee Report on
Executive Compensation'' below.) The Compensation Committee held four meetings in 1996. Currently, Mr. Otto N. Frenzel III is Chairman and Messrs. Robert A. Borns, Earl B. Herr, Jr., and Thomas H. Sams are members.

   The Committee on Strategies considers and makes recommendations with respect to issues and processes involving dynamic planning, matters affecting the allocation of corporate resources among regulated and non-regulated subsidiaries, and other components of overall corporate strategy. The Committee on Strategies held three meetings in 1996. Currently, Mr. Joseph D. Barnette, Jr. is Chairman and Messrs. Mitchell E. Daniels,
Jr., Max L. Gibson, L. Ben Lytle, and Michael S. Maurer are members.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the federal securities laws, IPALCO's directors, certain officers, and 10% shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in IPALCO's stock. During 1996, Mr. Robert W. Rawlings and Mr. Joseph D. Barnette, Jr. each had one late report with regard to one transaction.

Compensation Committee Interlocks and Insider Participation

   Mr. Frenzel is Chairman, and Messrs. Borns, Herr and Sams are the members of the Compensation Committee. IPALCO's Vice Chairman, Mr. Ramon L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPALCO.

Compensation of Directors

   Non-employee directors serving on the Board of IPALCO are paid an annual fee of $8,500 plus $450 for each meeting attended; however, directors of IPALCO and its subsidiaries are limited to two annual fees. Non-employee members of the Executive Committee of the Board are paid annual fees of $10,000, but no meeting fees. Members of the Audit Committee, Compensation Committee and the Committee on Strategies of the Board, all of whom are non-employee directors, are paid annual fees of $4,000 plus $450 for each meeting attended. The Chairman of each of the latter three committees receives an additional fee of $1,500 annually. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee. Directors who are also officers of IPALCO or one of its subsidiaries receive no director fees.

Certain Business Relationships

   During 1996, companies associated with Anthem Insurance Companies, Inc. ("Anthem") administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Anthem aggregating approximately $15 million. Mr. L. Ben Lytle is President and Chief Executive Officer of Anthem.

   IPALCO subsidiaries IPL and Mid-America Capital Resources, Inc. ("Mid-America") each maintained a line of credit during 1996 with National City Bank, Indiana ("NCB") of which Mr. Otto N. Frenzel III is Chairman of the Executive Committee. During 1996, the maximum principal amount outstanding at any time on IPL's $30 million line of credit with NCB was approximately $11 million, and IPL had no outstanding balance with NCB as of December 31, 1996. Mid-America's $7.5 million line of credit with NCB had a maximum principal amount of $3.0 million outstanding at any time, and a principal balance of $3.0 million outstanding as of December 31, 1996.

   IPALCO subsidiary IPL maintained a long-term revolving credit facility during 1996 with Bank One, Indianapolis, NA, ("Bank One") of which Mr. Joseph D. Barnette, Jr., is Chairman and Chief Executive Officer. IPL did not utilize the credit facility during 1996. Mid-America maintained a $7.5 million line of credit with Bank One during 1996 and had a maximum principal amount of $3.0 million outstanding at any time, and an outstanding principal balance of $3.0 million as of December 31, 1996.

   An unutilized credit line and an unutilized long-term revolving credit facility were also maintained by IPL with First Chicago NBD ("NBD"), of which Mr. Ramon L. Humke is a director and Mr. Andrew J. Paine, Jr., is an executive officer. IPALCO subsidiary Mid-America maintained a $7.5 million line of credit during 1996 with NBD, had a maximum principal amount outstanding of $3.0 million, and a principal balance of $3.0 million outstanding as of December 31, 1996.

   IPALCO subsidiary IPL engaged Rowland Design, Inc. for architectural and design services for certain improvements to IPALCO's corporate office located at One Monument Circle. During 1996, IPL paid fees of approximately $93,000
under such agreements.   Mrs. Sallie W. Rowland is Chairman and CEO of
Rowland Design, Inc.

   IPALCO subsidiary IPL engaged Schenkel & Associates, LLC, for consulting services in the areas of community affairs, public relations, and communication, and paid fees of approximately $25,000 during 1996. Mr. Thomas M. Miller, a member of the Board of Directors of IPALCO prior to his death on July 5, 1996, was a majority owner of Schenkel & Associates, LLC.

    PROPOSAL 2 - APPROVAL OF AMENDMENT TO AMENDED ARTICLES OF
           INCORPORATION TO INCREASE THE AUTHORIZED NUMBER
                  OF SHARES OF IPALCO'S COMMON STOCK

The Proposed Amendment

   At a regular meeting of the Board of Directors of IPALCO held January 28, 1997, a resolution was adopted by unanimous vote of the 16 directors present directing that an amendment be submitted to a vote of the shareholders at the 1997 Annual Meeting to amend Section 5.01 of Article 5 of the Amended Articles of Incorporation to read as follows:

   "Section 5.01. Amount and Par Value. The total number of shares which the Corporation shall have the authority to issue is two hundred ninety million (290,000,000) shares, without par value."

   Section 5.01 of IPALCO's Amended Articles of Incorporation currently authorizes the issuance of 145,000,000 shares of common stock, without par value. No other class of capital stock is authorized. On January 15, 1997, there were 57,036,540 shares of IPALCO's common stock issued and outstanding. Of the 87,963,460 authorized shares that remain available for issuance, 61,592,107 shares are reserved for issuance in accordance with the provisions of the Shareholder Rights Plan, the 1991 Directors Stock Option Plan, the 1990 (Officers) Stock Option Plan and the Long-Term Performance and Restricted Stock Incentive Plan, all of which are IPALCO plans. The balance of shares available after taking into consideration the shares reserved for issuance is 26,371,353.

Purpose and Effect of Proposed Amendment

   The proposed amendment would increase from 145,000,000 shares to 290,000,000 shares the amount of IPALCO common stock authorized for issuance, but it would have no effect upon the terms of such stock or the rights of the holders thereof. IPALCO does not have any present plans, understandings or agreements to issue additional shares of common stock.

   The Board of Directors believes that the proposed increase in authorized common stock is desirable to enhance IPALCO's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions of property, use in employee benefit plans or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of common stock to be issued without the expense and delay of a special shareholders' meeting. Once authorized, such common stock would be available for issuance from time to time to such persons and for such consideration and on such terms as the Board of Directors determines. No further action or authorization by IPALCO's shareholders would be necessary prior to the issuance of the additional shares of common stock unless required by applicable law or by the rules of any stock exchange on which IPALCO's securities may then be listed. The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

   As stated above, IPALCO has no immediate plans, understandings or agreements with respect to the issuance of any additional shares of common stock which would be authorized by the proposed amendment. However, shareholders should be aware that the authority of the Board to issue common stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of IPALCO, because the issuance of additional common stock would dilute the voting power of the common stock then outstanding. As of this date, the Board is not aware of any pending or threatened effort to accumulate IPALCO's shares or to obtain control of IPALCO by means of a merger, tender offer, solicitation in opposition to management or otherwise.

   Other provisions of IPALCO's Amended Articles could also be viewed as potential impediments to efforts to acquire control of IPALCO. Specifically, those provisions of the Articles requiring the election of only one-third of the directors of IPALCO every year, and the super-majority vote requirement applicable to certain business transactions (such as mergers or sales of assets) could be used in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of IPALCO. The Articles also provide that the Board, when evaluating such transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of IPALCO and its shareholders, give due consideration to all relevant factors including the social and economic effects on employees, customers, suppliers, and other constituents of IPALCO and on the communities in which IPALCO operates or is located. In addition, directors may be removed only for cause and only upon the affirmative vote of the holders of 80% of the outstanding voting power of IPALCO. IPALCO's Shareholder Rights Plan could be used with the intent to make more difficult or discourage a change in control. IPALCO has no present intention of soliciting the vote of shareholders on any other proposal, or series of proposals, to deter changes in control of IPALCO.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2


                    BOARD COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION


Compensation Policies Relating Generally to Executive Officers

   The Compensation Committee (``Committee'') of the Board of Directors ("Board"), in consultation with its outside advisor, establishes the compensation policies of IPALCO Enterprises, Inc. and its subsidiaries (``IPALCO'') with regard to all officers. The Committee recommends to the Board the adoption or amendment of compensation plans for officers, including the named executive officers. On authority of the full Board, the Committee administers all such plans, including establishing officers' base salary levels, reviewing and approving performance measures and goals for both annual and long-term incentive plans, and approving incentive awards.

   The Committee is made up of four non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer compensation, with a significant portion of total compensation being dependent upon measurable performance objectives. The compensation program for executive and other selected officers had three basic components in 1996: base salary, a performance-based annual incentive plan, and a long-term performance and restricted stock incentive plan. It is the policy of the Committee that the compensation program should directly link executive and shareholder interests.

Base Salary

   The Committee targeted 1996 base salaries for officers, including the named executive officers, at the median level for similar positions within comparably performing utilities, and where such positions are also found in general industry, at a level approximately one-half the difference between the utility industry and general industry medians. The Committee considered the analysis which was provided by the outside advisor that IPALCO salaries are within the median range of comparable utilities and below those of general industry. The Committee also considered both company and individual performance in approving the range of salary increases and the salary for each officer, including the named executive officers. 1996 base salary increases for all officers averaged 4.5%, slightly ahead of the utility industry average, but aligned with IPALCO performance.

   The comparative compensation data for electric utilities used by the Committee were derived from companies with comparable revenues as reported in the annual Edison Electric Institute Executive Compensation Survey. Data for general industry were drawn from five national executive compensation surveys provided by the outside consultant.

Annual Incentive Plan

   The IPALCO Annual Incentive Plan is a performance-based plan which measures company performance in four equally weighted criteria: Net
Income, Customer Satisfaction, Productivity, and Budget Compliance. For 1996 only, the Committee amended the Annual Incentive Plan to remove Customer Satisfaction and weigh the remaining performance measures one-third each.
The customer survey being used was incapable of measuring management's efforts to improve customer service. For 1997 and beyond, Customer Satisfaction will be measured by an independent broad-based customer survey focusing on service characteristics which customers have stated are important. Target awards are set approximately halfway between general industry and utility medians. Participants in the Plan are approved in advance of the plan year by the Committee. All participants, including the named executive officers, are measured against performance goals which are established by the Committee and announced at the beginning of the year. Goals are set at Threshold, Target, and Maximum levels, with Threshold performance required for any award in each criteria; however, if the Threshold goal for Net Income is not met, no payout is made regardless of the performance in any other criteria. Each performance level is assigned an award value, with interpolation for performance between levels. For named executive officers, performance at Threshold, Target, and Maximum levels respectively warrants a payout of 10%, 22.5%, and 35% of base salary. Factors ranging from .75 to 1.5 are applied to the award percentage based upon the participant's position.

   The Plan permits the reduction or elimination of an award should an individual participant's performance be below expectations. No awards were reduced in 1996.

   For 1996, the Company met the Maximum performance goals in all three performance measures: Net Income, Productivity and Budget Compliance.


Long-Term Performance and Restricted Stock Incentive Plan

   The performance-based restricted stock plan is designed to focus the attention of prospective participants on long-term company objectives and performance. Participation is subject to Committee approval and is limited to key employees (including non-officers) who contribute on a continuing basis to the strategic and long-term growth of the company.

   The Plan continues to measure company performance in Total Return to Shareholders and in Cost Effective Service (net income as a percentage of utility revenues) compared with the performance of a Peer Group of 15 comparable utilities. Criteria for selection of peer companies included revenue size and sources, market-to-book ratio, fuel source, and dividend yield among other criteria. Target awards are set approximately halfway between general industry and utility medians. Conditional restricted stock grants, at Target levels, ranging from 10% to 35% of base salary, are awarded at the beginning of each three-year performance period. Final awards are based upon IPALCO's ranking within the Peer Group over the performance period, with one-third of the shares to be vested during each of the fourth, fifth, and sixth years after the beginning of the performance period. The performance period for Program 1 covers 1995-1997, with final restricted stock awards made July 1, 1998.

   Performance in Total Return to Shareholders and Cost Effective Service continues also to be measured over the four-year performance periods specified in the original Long-Term Incentive Plan for those programs begun prior to 1995. For Program 5, for the years 1992-1995, IPALCO ranked first among peers in Cost Effective Service and sixth among peers in Total Return to Shareholders. Using the schedule specified in the plan for that level of performance, the named executive officers received incentive payments totaling $282,249 in 1996.


Basis For Chief Executive Officer's Compensation

   The Chief Executive Officer's (``CEO'') compensation continues to be directly and explicitly linked to IPALCO performance with consideration given to the Committee's assessment of his individual performance. The Committee thoroughly reviews the CEO's performance, including strategic direction, leadership and management team development, as well as overall company performance. The Committee's review is both subjective and objective. IPALCO performance data used in the incentive plans plus other financial, operational, service, and administrative data are considered.

   Total 1996 compensation for the CEO (including base salary, Annual Incentive Plan payment, and Long-Term Incentive payment and stock associated with the Long-Term Performance and Restricted Stock Incentive Plan), is shown in Table I. His total compensation was slightly above the median of Peer Group CEOs, but was slightly below the median of CEO compensation in comparably high-performing peer companies.

   At Target performance, under the current compensation program, approximately 37% of the CEO's total direct compensation is variable and at risk. During 1996, approximately 43% of the CEO's actual total direct compensation was at risk.


Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code will not permit a public corporation to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain top executives, unless that compensation qualifies as "performance based" compensation. This limitation will not impact IPALCO with respect to executive compensation paid in 1996, nor does the Committee believe that this will have an impact in 1997. The Committee continues to review this issue with the present intent to take appropriate steps to ensure the continued deductibility of its executive compensation.

                                       The Compensation Committee of the
                                       Board of Directors of IPALCO
                                       Enterprises, Inc.

                                       Otto N. Frenzel III, Chairman
                                       Robert A. Borns
                                       Earl B. Herr, Jr.
                                       Thomas H. Sams


               COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

   The two tables that follow on succeeding pages disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and President of IPALCO, who is its chief executive officer (``CEO'') and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPALCO and its subsidiaries. The tables include a Summary Compensation Table (Table I) and an Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values Table (Table II). No table is presented for Option/SAR Grants in last fiscal year since no stock options were granted during 1996. No table is presented for Long-Term Incentive Plans since the issuance of restricted stock under the Long-Term Performance and Restricted Stock Incentive Plan is included in the Summary Compensation Table (Table I).

Subsidiary Incentive Plan

   In early 1995, the Board of Directors of Mid-America Capital Resources, Inc. (``Mid-America''), a wholly owned subsidiary of IPALCO, approved the implementation of an incentive compensation plan that will provide for payment of incentive compensation in the year 2000 or later to key employees of Mid-America, its subsidiaries, and certain executive employees of IPALCO if certain objective performance measures are met.

                                                               SUMMARY COMPENSATION TABLE



                                                                                           Long-Term Compensation

                                                                              ------------------------------------------------
                                                  Annual Compensation            Awards     Awards       Payouts
                                       ---------------------------------------------------------------------------------------
                                                                 Other                      Securities
                                                                 Annual       Restricted    Underlying                All Other
                                                                 Compen-      Stock         Options/      LTIP        ompen-
Name and                                                         sation<F1>   Awards<F2>    SARs<F3>      Payouts<F4> sation<F5>
Principal Position              Year   Salary ($)   Bonus ($)    ($)          ($)           (#)           ($)         ($)
----------------------------    ----   ----------   ---------    ----------   -----------   --------      ----------- ----------

John R. Hodowal                 1994   $461,051     $214,566     $ 41,471        -0-        -0-           $ 76,250    $8,955
Chairman & President;           1995    476,012      206,425       43,721     $491,790      -0-             75,488     8,310
Chairman & CEO of IPL           1996    515,125      272,370      229,775        -0-        -0-            111,333     6,000

Ramon L. Humke                  1994   $382,221     $177,881     $130,141        -0-        -0-           $ 63,646    $8,955
Vice Chairman;                  1995    394,591      171,120      157,606     $407,700      -0-             62,975     8,310
President & COO of IPL          1996    432,812      228,935      200,277        -0-        -0-             92,296     6,000

John R. Brehm                   1994   $218,304     $ 67,728     $  3,678        -0-        -0-           $ 25,781    $8,199
Vice President & Treasurer;     1995    225,315       89,513        6,301     $133,050      -0-             24,228     8,310
SVP, Finance & Information      1996    236,394       83,253        7,788        -0-        -0-             34,996     6,698
Services of IPL

Bryan G. Tabler<F5>             1994   $ 46,157     $ 15,785     $  1,360        -0-        -0-              -0-       -0-
Vice President, Secretary &     1995    202,931       58,650       14,471     $121,350      -0-              -0-      $5,589
General Counsel;                1996    218,184       76,907       17,077        -0-        -0-           $ 10,652     6,119
SVP, Secretary and General
Counsel of IPL

Gerald D. Waltz                 1994   $202,955     $ 62,887     $  4,465        -0-        -0-           $ 26,042    $7,731
SVP, Electric Delivery of IPL   1995    201,930       58,353       11,178     $121,530      -0-             24,228     8,310
                                1996    209,792       73,885       12,355        -0-        -0-             32,972     6,000

-------------------------------

<F1>    Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded
        Supplemental Plan (See ``Pension Plans'').  Includes $10,227 earned in above market interest on deferred compensation for Mr. Humke in 1996.
<F2>    Restricted common stock awards are valued at the closing market price as of the date of grant.  Restricted common stock holdings and the value thereof based on the closing price of the common stock at year end are as follows:  Mr. Hodowal - 24,589 shares ($670,050); Mr. Humke - 20,385 shares ($555,491); Mr. Brehm - 6,652 shares ($181,267); Mr. Tabler - 6,067 shares ($165,326); and Mr. Waltz - 6,076 shares ($165,571).  Dividends on the restricted common stock are payable to the named officers. Shares awarded in 1995 represent a cumulative 3-year award for years 1995, 1996, and 1997. Under the terms of the Plan, no additional shares will be awarded to the named officers before 1998.
<F3>    Payouts shown were made in 1996 for the 4-year LTIP Program ended December 31, 1995.
<F4>    Represents 1996 contributions made by IPL to the Trustee of the Employees' Thrift Plan.
<F5>    Mr. Tabler started his employment on October 1, 1994, and became an officer of both IPALCO and IPL on
        January 1, 1995.


                                                 TABLE I

                                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                                   AND FY-END OPTION/SAR VALUES


                                                                                Number of
                                                                                Securities              Value of
                                                                                Underlying              Unexercised
                                                                                Unexercised             In-the-Money
                                                                                Options/SARs at         Options/SARs
                                                                                FY-End(#)               FY-End ($)*

                                Shares Acquired                                 Exercisable/            Exercisable/
Name                            On Exercise (#)         Value Realized ($)      Unexercisable           Unexercisable
-------------------             ---------------         ------------------      -----------------       ----------------

John R. Hodowal                 35,000                  $542,485                180,000(e)              $401,701(e)
                                                                                    -0-(u)                   -0-(u)

Ramon L. Humke                  82,500                  $921,385                105,000(e)              $239,013(e)
                                                                                    -0-(u)                   -0-(u)

John R. Brehm                     -0-                      -0-                   52,500(e)              $119,506(e)
                                                                                    -0-(u)                   -0-(u)

Bryan G. Tabler                   -0-                      -0-                     ----                    ----
                                                                                   ----                    ----

Gerald D. Waltz                 18,120                  $267,208                 55,320(e)              $193,880(e)
                                                                                    -0-(u)                   -0-(u)

------------------------------
(e)         Exercisable.
(u)         Unexercisable.
*           Based upon year-end closing market price of $27.25 per share of common stock.


                            TABLE II
        \

   The Performance Graph on this page, Table III, plots the total cumulative return that shareholders of IPALCO received (solid line with dot) during the 5-year period ended December 31, 1996, compared with the total cumulative return to shareholders of companies comprising the Standard and Poors 500 Index (solid line with square) and the Standard & Poors Electric Companies Index (solid line with star). The Graph shows the cumulative total return assuming dividend reinvestment and based upon an initial investment of $100.00. The vertical portion of the Graph indicates the dollar value ranging from $90.00 to $210.00, and the horizontal portion of the Graph is the year, beginning in 1991 and continuing through 1996.

   The points on the Performance Graph are as follows:


          CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT

                                1991    1992    1993    1994    1995    1996


   IPALCO                       100     114     119     108     146     165
   S & P 500                    100     108     118     120     165     203
   S & P ELEC COMPANIES         100     106     119     104     136     136

   Source:   Standard and Poor's Compustat Services, Inc.


                                 TABLE III

Performance Graph

   The Performance Graph (Table III) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line with dot) during the 5-year period ended December 31, 1996, compared with the total cumulative return to shareholders of companies comprising the Standard and Poors 500 Index (solid line with square) and the Standard & Poors Electric Companies Index (solid line with star). The Graph reflects IPALCO's superior return as compared to the electric utility industry and is one of the bases for the Chief Executive Officer's compensation disclosed in the Compensation Committee Report set forth in this Proxy Statement.

Pension Plans

   Table IV below illustrates the combined annual retirement benefits computed on a straight-life annuity basis that are payable under the Base Retirement Plan and the Funded Supplemental Retirement Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.


-----------------------------------------------------------------
-------------------------------------------------

                          PENSION PLAN TABLE (1)


Remuneration                                             Years of Service
----------------        -------------------------------------------------------------------------

                           15               20             25              30               35
                        --------        --------        --------        --------        --------

$125,000                $ 81,250        $ 81,250        $ 81,250        $ 81,250        $ 81,250
 150,000                  97,500          97,500          97,500          97,500          97,500
 175,000                 113,750         113,750         113,750         113,750         113,750
 200,000                 130,000         130,000         130,000         130,000         130,000
 225,000                 146,250         146,250         146,250         146,250         146,250
 250,000                 162,500         162,500         162,500         162,500         162,500
 300,000                 195,000         195,000         195,000         195,000         195,000
 400,000                 260,000         260,000         260,000         260,000         260,000
 450,000                 292,500         292,500         292,500         292,500         292,500
 500,000                 325,000         325,000         325,000         325,000         325,000
 ___________________________________


<F1>    This table takes into account the latest Internal Revenue Code Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base Retirement Plan portion and Funded Supplemental Retirement Plan portion of the combined amounts have been shown without adjustment for income taxes.

                                                         TABLE IV
-------------------------------------------------------------------------------------------------


   IPL's Employees' Retirement Plan (the ``Base Retirement Plan'') covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially. The remuneration covered by the Plan includes ``Salary'' but excludes ``Bonus'' and ``Other Compensation,'' annual or otherwise, as those terms are used in the Summary Compensation Table (Table
I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension
Plan purposes of named executive officers are as follows: Mr. Hodowal - 28, Mr. Humke - 7, Mr. Brehm - 21, Mr. Tabler - 2, and Mr. Waltz - 36.

   The Funded Supplemental Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. In addition to the Base Retirement Plan and Funded Supplemental Retirement Plan benefits described above, the Funded Supplemental Retirement Plan also provides Mr. Hodowal with a straight-life annuity of $130,000 per year commencing at age 65, which benefit is reduced for early retirement. Contributions and accrued interest credited during 1996 to the accounts of Messrs. Hodowal, Humke, Brehm, Tabler and Waltz amounted to $271,745, $196,824, $7,256, $20,466 and $9,987, respectively (in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Retirement Plan upon termination of employment at normal retirement age and at current salary levels.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   IPALCO and IPL have employment contracts with Messrs. Hodowal and Humke which provide for an indefinite term that is convertible into a fixed 3-year term upon notice. Such contracts terminate upon death, total disability or retirement. Should they be terminated without ``cause'' or resign for ``good reason'' (as those terms are defined in the contract--see below), they would continue to receive their Salary, as that term is used in Table I above, for up to 3 years thereafter, less any severance payments received from other agreements.

   All Officers of IPALCO and its subsidiaries have Termination Benefits Agreements, dated on or after January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average annual Salary (but not exceeding the limits of Internal Revenue Code 280G), if IPALCO undergoes an ``acquisition of control'' while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without ``cause'' or resigns for ``good reason,'' as those terms are therein defined (see below).

   The term ``without `cause''' is defined in the employment contracts and Termination Benefits Agreements discussed above to mean in the absence of fraud, dishonesty, theft of corporate assets or other gross misconduct, as set out in a good faith determination of the Board of Directors. The term ``resign for `good reason''' is defined in the same agreements to mean generally, and subject to lengthy qualifications and amplification, demotion; assignment of duties inconsistent with the officer's status, position or responsibilities; reduction in base salary or failure to grant annual increases commensurate with increases of other officers; relocation of the headquarters of IPALCO or IPL to a location outside Greater Indianapolis; or termination of the executive's participation in, or the existence of, an incentive compensation, insurance or pension program. The term ``acquisition of control'' in such contracts means, generally and subject to lengthy amplification and qualifications therein, acquisition by any person, entity, or group of 20% or more of the combined voting power of the outstanding securities of IPALCO entitled to vote in the election of directors, excluding acquisitions by or from IPALCO or any acquisition by any employee benefit plan of IPALCO or IPL; change in majority membership of the Board of Directors other than by normal succession; certain reorganizations, mergers or consolidations resulting in control of the reorganized, merged, or consolidated entity by persons not previously in control of IPALCO; approval by the shareholders of complete liquidation or dissolution of IPALCO, or of a sale of all or substantially all of its assets to an entity not controlled by directors and holders of voting securities who were directors and holders of voting securities of IPALCO prior to the transaction.

   A Benefit Protection Fund and Trust Agreement (``Fund'') is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements above described. The Fund is held in trust by National City Bank, Indianapolis, and at December 31, 1996, the sum of $887,580 was reserved in trust for such expenses.

   By order of the Board of Directors.

                                        IPALCO ENTERPRISES, INC.
                                        By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 10, 1997
-----------------------------------------------------------------------------


[form of proxy/instruction card]

                         IPALCO ENTERPRISES, INC.

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints John R. Hodowal and Bryan G. Tabler as Proxies, each with the power of substitution, and authorizes them to represent and vote and/or, in the case of shares held in IPALCO PowerInvest, the dividend reinvestment and direct stock purchase plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on February 26, 1997, at the annual meeting of the shareholders to be held April 16, 1997, or at any adjournment thereof, with respect to the matter(s) set forth below.

1. Election of Five Nominees for Director, namely: Joseph D. Barnette, Jr., Max L. Gibson, Ramon L. Humke, Andrew J. Paine, Jr., Sallie W. Rowland

   [ ]  Vote for All Nominees

   [ ]  Withhold Vote from All Nominees

   [ ]  Vote for All Nominees, Except Nominees written below:


-----------------------------------------------------------------------------
        Please write name(s) of Nominee(s) from whom vote is withheld)

2. Approval of an amendment to the Amended Articles of Incorporation increasing to 290 million shares the amount of common stock authorized for issuance.

        [ ] For        [ ]  Against        [ ] Abstain

                         (FOLD HERE - DO NOT TEAR)

This Proxy/Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholder. If not otherwise indicated, this Proxy/Instruction Card will be voted FOR the five nominees for Director listed above and FOR the amendment to the Amended Articles of Incorporation and confers discretionary authority to vote on currently unknown matters properly presented to the meeting. This Proxy/Instruction Card shall be voted on those matters properly presented in accordance with the best judgment of the named Proxies.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 10, 1997, and the 1996 Annual Report is hereby acknowledged.

                                          Dated ___________________, 1997.

Your signature must be exactly            ___________________________________
as your name appears below.               (SIGNATURE)
When signing as attorney-in-fact,
executor, administrator, trustee,
guardian or corporate officer,            ___________________________________
please give full title as such.           (SIGNATURE IF HELD JOINTLY)


Please complete
1997 Proxy at right.
Then date, sign,
detach it from this
form at perforations,
fold it and return
immediately in
accompanying
postage guaranteed
envelope.



Account ID:

   ADDRESS CHANGE

_________________________
STREET

_________________________
APT. NO./P.O. BOX

_________________________
CITY

_________________________
STATE

_________________________
ZIP CODE

_________________________
SIGNATURE


[at perforation]

(DETACH HERE)




[letter soliciting voting instructions
from participants in Employees' Thrift Plan]

                                    IPL

                    INDIANAPOLIS POWER & LIGHT COMPANY


                                                      March 10, 1997

TO PARTICIPANTS IN THE EMPLOYEES' THRIFT PLAN:

   As a participant in the Employees' Thrift Plan, you are entitled to direct the manner in which shares of stock of IPALCO Enterprises, Inc., ("IPALCO") in which you have an interest, shall be voted by the Trustee at the forthcoming Annual Meeting of Shareholders of IPALCO to be held April 16, 1997. This right is given to you by Section 305.90 of the Thrift Plan.

   Enclosed is a copy of the Notice of the Annual Meeting and Proxy Statement dated March 10, 1997 and an Instruction Card indicating the number of shares with respect to which you may give voting instructions to the Trustee. You may instruct the Trustee how you wish such shares to be voted by placing a mark in the box which expresses your choice.

   The only business to be acted upon at the meeting of which Management is presently aware, is (1) the election of five directors to hold office for terms of three years each and until their successors are duly elected and qualified and (2) an amendment to the Amended Articles of Incorporation to increase the authorized number of shares of IPALCO's common stock from 145 million to 290 million.

   It is important that you instruct the Trustee as to the voting of the shares in which you have an interest. After designating how you wish such shares to be voted, sign the instruction form and return it via intra company mail to the Secretary of IPALCO, Room 729, IPALCO Corporate Center, on or before April 10, 1997.

   Shares with respect to which no voting instructions are given will be voted by the Trustee in its discretion.


                                               /s/ John D. Wilson
                                               John D. Wilson, Secretary
                                               Employees' Pension Committee

[form to be executed by Thrift Plan participants]


                         IPALCO ENTERPRISES, INC.

                  Instructions To Thrift Plan Trustee For
              Annual Meeting Of Shareholders - April 16, 1997

TO THE EMPLOYEE PENSION COMMITTEE:

   I understand that in accordance with Section 305.90 of the Thrift Plan, I may instruct the voting of the number of shares shown on this form. Will you please direct the Trustee to execute a proxy empowering the persons appointed therein to vote as follows:

1. Election of Five Nominees for Director, namely: Joseph D. Barnette, Jr., Max L. Gibson, Ramon L. Humke, Andrew J. Paine, Jr., Sallie W. Rowland

   [ ]  Vote for All Nominees

   [ ]  Withhold Vote from All Nominees

   [ ]  Vote for All Nominees, Except Nominees written below:


-----------------------------------------------------------------------------
        Please write name(s) of Nominee(s) from whom vote is withheld)

2. Approval of an amendment to the Amended Articles of Incorporation increasing to 290 million shares the amount of common stock authorized for issuance.

        [ ] For        [ ]  Against        [ ]  Abstain

                         (FOLD HERE - DO NOT TEAR)

The Trustee will execute the proxy as above directed, or, if no choice is indicated, the proxy will be voted by the Trustee in its discretion. This instruction card confers discretionary authority to vote on currently unknown matters properly presented to the meeting.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 10, 1997, and the 1996 Annual Report is hereby acknowledged.

                                          Dated ___________________, 1997.

Your signature must be exactly            ___________________________________
as your name appears below.               (SIGNATURE)

Please complete
1997 Instruction Card
at right. Then date,
sign, detach it from this
form at perforations,
fold it and return
immediately in
accompanying
interoffice envelope.

[at perforation]

(DETACH HERE)